Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY

ANNOUNCES EXPIRATION AND RESULTS OF TENDER OFFER

UNCASVILLE, CONNECTICUT, July 18, 2003 – The Mohegan Tribal Gaming Authority (the “Authority”) announced today that, pursuant to its cash tender offer (the “Offer”) for its $300,000,000 aggregate principal amount of 8.75% Senior Subordinated Notes due 2009 (the “Notes”), it has purchased approximately $280.3 million aggregate principal amount of the Notes, representing approximately 93% of the total principal amount of the Notes. The Offer expired at midnight, New York City time, on July 17, 2003. The Authority paid approximately $302.5 million in cash to purchase the Notes in the Offer.

Approximately $19.7 million in aggregate principal amount of the Notes remain outstanding and are scheduled to mature on January 1, 2009. On July 1, 2003, the Authority and U.S. Bank National Association (as successor to State Street Bank and Trust Company) entered into a Second Supplemental Indenture (the “Indenture”) for the Notes, which, among other things, deleted certain covenants in the Indenture, modified events of default and eliminated the change of control repurchase premium.

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut (the “Tribe”), a federally recognized Indian tribe with an approximately 405-acre reservation situated in southeastern Connecticut, which has been granted the exclusive power to conduct and regulate gaming activities on the existing reservation of the Tribe located near Uncasville, Connecticut, including the operation of the Mohegan Sun, a gaming and entertainment complex that is situated on a 240-acre site on the Tribe’s reservation. The Tribe’s gaming operation is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.0 million square foot facility, which includes the Casino of the Earth, Casino of the Sky, the Shops at Mohegan Sun, a 10,000-seat Arena, a 300-seat Cabaret, meeting and convention space and an approximately 1,200-room luxury hotel. More information about Mohegan Sun and the Authority can be obtained by visiting www.mohegansun.com.

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include information relating to business development activities, as well as capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and increased competition. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “except,” or “intend” and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, increased competition (including the legalization of expanded gaming in Connecticut,

New York, Massachusetts, Maine and Rhode Island), changes in interest rates, dependence on existing management, leverage and debt service, regional, domestic or global economic conditions, changes in federal tax laws or the administration of such laws, changes in gaming laws or regulation and the availability of financing for development and operations. Additional information concerning potential factors that could affect the Authority’s financial results are included in the Authority’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002, as amended on Form 10-K/A, as well as the Authority’s other reports and filings with the SEC. The forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure you that projected results or events will be achieved.